Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
December 31, 2015

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and for the fiscal year ended December 31, 2015 (when available).

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Geographic Diversification

Consolidated Properties

As of December 31, 2015
State	# of Centers	GLA	% of GLA
South Carolina	5	1,593,904	14%
New York	2	1,478,808	12%
Pennsylvania	3	874,460	7%
Georgia	2	692,478	6%
Michigan	2	671,877	6%
Texas	2	643,497	5%
Connecticut	2	601,493	5%
Delaware	1	565,707	5%
Alabama	1	557,014	5%
North Carolina	3	505,123	4%
New Jersey	1	489,706	4%
Tennessee	1	448,335	4%
Ohio	1	411,776	3%
Missouri	1	329,861	3%
Mississippi	1	323,720	3%
Utah	1	319,661	3%
Louisiana	1	318,666	3%
Iowa	1	276,331	2%
New Hampshire	1	245,698	2%
Florida	1	198,877	2%
Maryland	1	198,840	2%
Total	34	11,745,832	100%
Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Glendale, AZ	1	410,664	58.00%
Charlotte, NC	1	397,837	50.00%
Savannah, GA	1	377,286	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	338,786	50.00%
Cookstown, ON	1	308,745	50.00%
Ottawa, ON (1)	1	284,244	50.00%
Bromont, QC	1	161,449	50.00%
Saint-Sauveur, QC	1	115,771	50.00%
Total	9	2,747,487

(1)	Excludes square feet to be completed and turned over to a magnet tenant at a later date.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Property Summary - Occupancy at End of Each Period Shown

Consolidated properties
Location	Total GLA 12/31/15	% Occupied 12/31/15		% Occupied 9/30/15		% Occupied 6/30/15	% Occupied 3/31/15	% Occupied 12/31/14
Deer Park, NY	749,074	95%		95%		94%	94%	95%
Riverhead, NY	729,734	99%		98%		97%	97%	99%
Rehoboth Beach, DE	565,707	100%		100%		99%	98%	98%
Foley, AL	557,014	96%		93%		96%	96%	96%
Atlantic City, NJ	489,706	91%		94%		95%	94%	94%
San Marcos, TX	465,697	98%		98%		95%	97%	99%
Sevierville, TN	448,335	100%		100%		100%	99%	100%
Myrtle Beach Hwy 501, SC	425,247	95%		97%		98%	96%	96%
Jeffersonville, OH	411,776	100%		99%		97%	98%	98%
Myrtle Beach Hwy 17, SC	402,797	100%		99%		100%	100%	100%
Charleston, SC	382,117	99%		99%		99%	99%	99%
Pittsburgh, PA	372,958	100%		100%		99%	99%	100%
Commerce, GA	371,408	97%		97%		96%	92%	99%
Grand Rapids, MI	351,988	95%		93%		N/A	N/A	N/A
Branson, MO	329,861	100%		100%		99%	98%	100%
Southaven, MS	323,720	96%		N/A		N/A	N/A	N/A
Locust Grove, GA	321,070	100%		100%		99%	100%	100%
Howell, MI	319,889	94%		94%		93%	93%	98%
Park City, UT	319,661	100%		99%		99%	99%	99%
Mebane, NC	318,910	100%		95%		100%	97%	100%
Gonzales, LA	318,666	99%		100%		100%	100%	100%
Mashantucket, CT (Foxwoods)	311,595	95%		94%		91%	N/A	N/A
Westbrook, CT	289,898	94%		93%		95%	95%	96%
Williamsburg, IA	276,331	99%		99%		97%	99%	100%
Lancaster, PA	254,002	99%		99%		99%	99%	100%
Hershey, PA	247,500	100%		98%		95%	100%	100%
Tilton, NH	245,698	98%		98%		96%	96%	99%
Hilton Head II, SC	206,544	97%		95%		95%	95%	100%
Fort Myers, FL	198,877	91%		90%		91%	93%	91%
Ocean City, MD	198,840	79%		99%		99%	97%	98%
Terrell, TX	177,800	98%		97%		95%	96%	99%
Hilton Head I, SC	177,199	97%		97%		100%	100%	100%
Blowing Rock, NC	104,052	100%		100%		97%	97%	100%
Nags Head, NC	82,161	97%		100%		100%	94%	100%
Barstow, CA (2)	N/A	N/A		100%		100%	100%	100%
Kittery I, ME(2)	N/A	N/A		N/A		100%	100%	100%
Kittery II, ME(2)	N/A	N/A		N/A		92%	100%	100%
Lincoln City, OR (2)	N/A	N/A		N/A		N/A	N/A	N/A
Tuscola, IL(2)	N/A	N/A		N/A		88%	85%	87%
West Branch, MI(2)	N/A	N/A		N/A		88%	88%	94%
Total	11,745,832	98%	(1),(4)	97%	(1),(3)	97%	97%	98%

(1)	Excludes the occupancy rate at our Foxwoods, Grand Rapids and Southaven centers which opened during the second, third and fourth quarters of 2015, respectively, and have not yet stabilized.

(2)	Sold the Kittery I, Kittery II, Tuscola, and West Branch centers in September 2015, and sold the Barstow center in October 2015.

(3)	Excludes the occupancy rate at our Barstow center which was sold on October 5, 2015.

(4)	Excludes the occupancy rate of the Fort Myers center which was sold on January 12, 2016.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Unconsolidated joint venture properties
Location	Total GLA 12/31/15	% Occupied 12/31/15	% Occupied 9/30/15	% Occupied 6/30/15	% Occupied 3/31/15	% Occupied 12/31/14
Glendale, AZ (Westgate)	410,664	100%	100%	99%	99%	97%
Charlotte, NC	397,837	99%	99%	99%	98%	99%
Savannah, GA (1)	377,286	99%	99%	96%	N/A	N/A
Texas City, TX	352,705	99%	99%	100%	98%	100%
National Harbor, MD	338,786	99%	99%	99%	97%	100%
Cookstown, ON	308,745	100%	100%	93%	96%	96%
Ottawa, ON (2)	284,244	97%	97%	95%	92%	95%
Bromont, QC	161,449	75%	74%	74%	73%	81%
Saint-Sauveur, QC	115,771	97%	97%	97%	92%	100%
Wisconsin Dells, WI (3)	N/A	N/A	N/A	N/A	N/A	100%
Total	2,747,487	98%	97%	96%	95%	97%

(1)	Center opened in April 2015.

(2)	Excludes square feet to be completed and turned over to a magnet tenant at a later date.

(3)	Sold our equity interest in center in February 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Portfolio Occupancy at the End of Each Period (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of December 31, 2015(1)

	12 Months	Period End	Sq Ft	% of	% of Portfolio
Ranking (2)	SPSF	Occupancy %	(in thousands)	Square Feet	NOI (3)
Consolidated Centers
Centers 1 - 5	$523	98%	2,812	26%	34%
Centers 6 - 10	$438	99%	1,246	12%	14%
Centers 11 - 15	$394	97%	1,977	19%	19%
Centers 16 - 20	$349	99%	1,672	16%	14%
Centers 21 - 25	$306	96%	1,664	16%	12%
Centers 26 - 30	$271	94%	1,189	11%	7%

	Cumulative	Cumulative	Cumulative	Cumulative	Cumulative
	12 Months	Period End	Sq Ft	% of	% of Portfolio
Ranking (2)	SPSF	Occupancy %	(in thousands)	Square Feet	NOI (3)
Consolidated Centers
Centers 1 - 5	$523	98%	2,812	26%	34%
Centers 1 - 10	$493	99%	4,058	38%	48%
Centers 1 - 15	$458	98%	6,035	57%	67%
Centers 1 - 20	$433	98%	7,707	73%	81%
Centers 1 - 25	$410	98%	9,371	89%	93%
Centers 1 - 30	$395	98%	10,560	100%	100%

Unconsolidated centers (4)	$404	99%	1,500	n/a	n/a

(1)
Sales are based on reports by retailers leasing outlet center stores for the trailing 12 months for tenants which have occupied such stores for a minimum of 12 months. Sales per square foot are based on all tenants less then 20,000 square feet in size. Centers are ranked by sales per square foot as of December 31, 2015.

(2)	Outlet centers included in each ranking group (in alphabetical order) are as follows :
Centers 1 - 5: Deer Park, NY; Mebane, NC; Rehoboth Beach, DE, Riverhead, NY; Sevierville, TN
Centers 6 - 10: Branson, MO; Hilton Head I, SC; Lancaster, PA; Myrtle Beach 17, SC; Nags Head, NC
Centers 11 - 15: Atlantic City, NJ; Charleston, SC; Gonzales, LA; Locust Grove, GA; San Marcos, TX
Centers 16 - 20: Hershey, PA; Howell, MI; Jeffersonville, OH; Park City, UT; Pittsburgh, PA
Centers 21 - 25: Blowing Rock, NC; Commerce II, GA; Foley, AL; Hilton Head II, SC; Myrtle Beach 501, SC
Centers 26 - 30: Ocean City, MD; Terrell, TX; Tilton, NH; Westbrook, CT; Williamsburg, IA

Excludes outlet centers not open for 12 full calendar months and the Fort Myers, FL center which was sold in January 2016.

(3)
% of Portfolio NOI is based on the company’s forecast of 2016 property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on sale of outparcels. The Company’s forecast is based on management’s estimates as of December 31, 2015 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and for the fiscal year ended December 31, 2015, when available.

(4)	Includes domestic outlet centers open 12 full calendar months (Charlotte, NC; Glendale, AZ; National Harbor, MD; Texas City, TX).

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Major Tenants (1)

Ten Largest Tenants as of December 31, 2015
Tenant	# of Stores	GLA	% of Total GLA
The Gap, Inc.	84	884,515	7.5%
Ascena Retail Group, Inc.	134	821,621	7.0%
Nike, Inc.	37	401,279	3.4%
PVH Corp.	64	380,469	3.2%
V. F. Corporation	39	343,868	2.9%
Ralph Lauren Corporation	36	334,081	2.8%
G-III Apparel Group, Ltd.	65	312,667	2.7%
Adidas AG	40	274,415	2.3%
Carter's, Inc.	59	263,276	2.3%
Hanes Brands	41	221,168	1.9%
Total of All Listed Above	599	4,237,359	36.0%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Lease Expirations as of December 31, 2015

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Leasing Activity (1) (2)

	3/31/2015	6/30/2015	9/30/2015	12/31/2015	Year to Date	Prior Year to Date(3)
Re-tenanted Space :
Number of leases	69	26	19	5	119	134
Gross leasable area	262,689	93,579	71,489	16,120	443,877	469,774
New initial base rent per square foot	$27.71	$29.98	$28.02	$24.79	$28.13	$30.08
Prior expiring base rent per square foot	$24.90	$24.05	$24.22	$30.36	$24.81	$24.31
Percent increase	11.3%	24.7%	15.7%	(18.3)%	13.4%	23.7%

New straight line base rent per square foot	$31.15	$33.85	$30.88	$25.79	$31.48	$32.93
Prior straight line base rent per square foot	$24.67	$23.46	$23.29	$28.58	$24.33	$24.20
Percent increase	26.3%	44.3%	32.6%	9.8%	29.4%	36.1%

Renewed Space:
Number of leases	172	43	27	36	278	275
Gross leasable area	833,106	184,777	113,394	151,039	1,282,316	1,241,387
New initial base rent per square foot	$24.94	$26.40	$24.29	$21.88	$24.73	$22.42
Prior expiring base rent per square foot	$22.38	$22.67	$22.09	$21.99	$22.35	$20.40
Percent increase	11.5%	16.4%	9.9%	(0.5)%	10.7%	9.9%

New straight line base rent per square foot	$26.53	$27.58	$24.93	$22.44	$26.06	$23.38
Prior straight line base rent per square foot	$21.74	$22.03	$21.79	$21.64	$21.77	$19.97
Percent increase	22.0%	25.3%	14.4%	3.7%	19.7%	17.1%

Total Re-tenanted and Renewed Space (3):
Number of leases	241	69	46	41	397	409
Gross leasable area	1,095,795	278,356	184,883	167,159	1,726,193	1,711,161
New initial base rent per square foot	$25.60	$27.60	$25.73	$22.16	$25.60	$24.52
Prior expiring base rent per square foot	$22.98	$23.13	$22.91	$22.80	$22.98	$21.47
Percent increase	11.4%	19.3%	12.3%	(2.8)%	11.4%	14.2%

New straight line base rent per square foot	$27.64	$29.69	$27.23	$22.76	$27.45	$26.00
Prior straight line base rent per square foot	$22.44	$22.51	$22.37	$22.31	$22.43	$21.13
Percent increase	23.1%	31.9%	21.7%	2.0%	22.4%	23.0%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

(2)	All 2015 information excludes the outlet centers in Kittery I & II, ME; Tuscola, IL; and West Branch, MI, which were sold on September 30, 2015, and Barstow, CA, which was sold on October 5, 2015.

(3)	Excludes outlet center in Lincoln City, OR, which was sold in December 2014.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Consolidated Balance Sheets (dollars in thousands)

	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
ASSETS
Rental property
Land	$240,267	$225,306	$217,994	$217,994	$217,994
Buildings, improvements and fixtures	2,249,417	2,173,499	2,078,946	1,950,092	1,947,083
Construction in progress	23,533	63,445	95,167	154,328	98,526
	2,513,217	2,462,250	2,392,107	2,322,414	2,263,603
Accumulated depreciation	(748,341)	(727,921)	(699,836)	(680,739)	(662,236)
Total rental property, net	1,764,876	1,734,329	1,692,271	1,641,675	1,601,367
Cash and cash equivalents	21,558	20,661	16,949	14,661	16,875
Restricted cash	121,306	42,904	—	—	—
Rental property held for sale	—	19,286	46,862	46,530	46,005
Investments in unconsolidated joint ventures	201,083	197,964	212,939	205,083	208,050
Deferred lease costs and other intangibles, net	127,089	130,390	133,909	137,478	140,883
Deferred debt origination costs, net	11,882	10,688	11,417	11,606	12,126
Prepaids and other assets	78,913	74,577	74,393	71,924	72,354
Total assets	$2,326,707	$2,230,799	$2,188,740	$2,128,957	$2,097,660
LIABILITIES AND EQUITY
Liabilities
Debt
Senior, unsecured notes, net of discounts	$794,253	$794,080	$793,910	$793,741	$793,574
Unsecured term loans, net of discounts	267,419	267,378	267,338	267,298	267,259
Mortgages payable, including premiums	311,834	281,966	276,942	285,068	271,361
Unsecured lines of credit	190,300	195,800	176,300	115,700	111,000
Total debt	1,563,806	1,539,224	1,514,490	1,461,807	1,443,194
Accounts payable and accruals	97,396	90,506	83,787	80,835	69,558
Deferred financing obligation	28,388	28,388	28,388	28,388	28,388
Other liabilities	31,085	31,405	30,639	31,076	32,634
Total liabilities	1,720,675	1,689,523	1,657,304	1,602,106	1,573,774
Commitments and contingencies	—	—	—	—	—
Equity
Tanger Factory Outlet Centers, Inc.
Common shares	959	958	958	958	955
Paid in capital	806,379	802,638	798,587	794,652	791,566
Accumulated distributions in excess of net income	(195,486)	(256,180)	(272,948)	(270,124)	(281,679)
Accumulated other comprehensive loss	(36,715)	(33,943)	(22,470)	(25,755)	(14,023)
Equity attributable to Tanger Factory Outlet Centers, Inc.	575,137	513,473	504,127	499,731	496,819
Equity attributable to noncontrolling interests
Noncontrolling interests in Operating Partnership	30,309	27,207	26,712	26,481	26,417
Noncontrolling interest in other consolidated partnerships	586	596	597	639	650
Total equity	606,032	541,276	531,436	526,851	523,886
Total liabilities and equity	$2,326,707	$2,230,799	$2,188,740	$2,128,957	$2,097,660

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Consolidated Statements of Operations (dollars and shares in thousands)

		Three Months Ended				YTD
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
REVENUES
Base rentals	$73,889	$75,841	$72,329	$67,629	$69,732	$289,688	$274,480
Percentage rentals	3,261	2,625	2,042	2,229	3,675	10,157	10,307
Expense reimbursements	32,653	30,542	29,909	33,364	32,075	126,468	122,532
Management, leasing and other services	1,163	1,253	1,727	1,283	1,043	5,426	3,591
Other income	1,835	2,645	1,729	1,421	1,849	7,630	7,648
Total revenues	112,801	112,906	107,736	105,926	108,374	439,369	418,558
EXPENSES
Property operating	37,582	36,231	34,958	37,732	34,968	146,503	137,422
General and administrative	10,038	11,514	11,612	11,305	11,652	44,469	44,469
Acquisition costs	—	—	—	—	—	—	7
Abandoned pre-development costs	—	—	—	—	769	—	2,365
Depreciation and amortization	26,890	28,785	24,272	23,989	25,398	103,936	102,432
Total expenses	74,510	76,530	70,842	73,026	72,787	294,908	286,695
Operating income	38,291	36,376	36,894	32,900	35,587	144,461	131,863
OTHER INCOME/(EXPENSE)
Interest expense	(14,078)	(13,933)	(13,088)	(13,089)	(14,527)	(54,188)	(57,931)
Loss on early extinguishment of debt	—	—	—	—	(13,140)	—	(13,140)
Gain on sale of assets and interests in unconsolidated entities	86,506	20,215	—	13,726	7,513	120,447	7,513
Other nonoperating income (expense)	62	89	(493)	306	234	(36)	794
Income before equity in earnings of unconsolidated joint ventures	110,781	42,747	23,313	33,843	15,667	210,684	69,099
Equity in earnings of unconsolidated joint ventures	3,182	3,713	2,046	2,543	2,853	11,484	9,053
Net income	113,963	46,460	25,359	36,386	18,520	222,168	78,152
Noncontrolling interests in Operating Partnership	(5,799)	(2,364)	(1,313)	(1,855)	(954)	(11,331)	(4,037)
Noncontrolling interests in other consolidated partnerships	(32)	(21)	435	(19)	(24)	363	(104)
Net income attributable to Tanger Factory Outlet Centers, Inc.	108,132	44,075	24,481	34,512	17,542	211,200	74,011
Allocation to participating securities	(1,198)	(494)	(308)	(408)	(481)	(2,408)	(1,872)
Net income available to common shareholders	$106,934	$43,581	$24,173	$34,104	$17,061	$208,792	$72,139
Basic earnings per common share
Net income	$1.13	$0.46	$0.26	$0.36	$0.18	$2.20	$0.77
Diluted earnings per common share
Net income	$1.13	$0.46	$0.26	$0.36	$0.18	$2.20	$0.77
Weighted average common shares
Basic	94,768	94,746	94,741	94,536	93,851	94,698	93,769
Diluted	94,827	94,799	94,795	94,697	93,922	94,759	93,839

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

FFO and FAD Analysis (dollars and shares in thousands)

		Three Months Ended				YTD
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Funds from operations:
Net income	$113,963	$46,460	$25,359	$36,386	$18,520	$222,168	$78,152
Adjusted for -
Depreciation and amortization of real estate assets - consolidated properties	26,531	28,428	23,919	23,637	25,052	102,515	100,961
Depreciation and amortization of real estate assets - unconsolidated joint ventures	5,528	5,411	5,038	4,076	4,164	20,053	12,212
Gain on sale of assets and interests in unconsolidated entities	(86,506)	(20,215)	—	(13,726)	(7,513)	(120,447)	(7,513)
Funds from operations	59,516	60,084	54,316	50,373	40,223	224,289	183,812
FFO attributable to noncontrolling interests in other consolidated partnerships	(57)	(45)	412	(42)	(46)	268	(185)
Allocation to participating securities	(625)	(640)	(583)	(560)	(795)	(2,408)	(3,653)
Funds from operations available to common shareholders	$58,834	$59,399	$54,145	$49,771	$39,382	$222,149	$179,974
Funds from operations per common share	$0.59	$0.59	$0.54	$0.50	$0.40	$2.23	$1.82
Funds available for distribution to common shareholders:
Funds from operations available to common shareholders	$58,834	$59,399	$54,145	$49,771	$39,382	$222,149	$179,974
Adjusted for -
Corporate depreciation excluded above	359	357	353	352	346	1,421	1,471
Amortization of finance costs	835	694	603	599	728	2,731	2,382
Amortization of net debt discount (premium)	191	139	(88)	14	(328)	256	(601)
Amortization of share-based compensation	3,152	3,994	3,953	3,613	3,817	14,712	14,751
Straight line rent adjustment	(1,605)	(1,924)	(1,549)	(1,269)	(1,047)	(6,347)	(6,073)
Market rent adjustment	337	825	383	916	961	2,461	3,209
2nd generation tenant allowances	(3,960)	(1,428)	(4,128)	(956)	(6,718)	(10,472)	(15,542)
Capital improvements	(1,231)	(3,555)	(4,558)	(2,738)	(7,668)	(12,082)	(36,919)
Adjustments from unconsolidated joint ventures	(196)	(506)	(399)	(479)	(940)	(1,580)	(1,483)
Funds available for distribution to common shareholders	$56,716	$57,995	$48,715	$49,823	$28,533	$213,249	$141,169
Funds available for distribution per common share	0.57	$0.58	$0.49	$0.50	$0.29	$2.14	$1.43
Dividends per share	$0.285	$0.285	$0.285	$0.240	$0.240	$1.095	$0.945
Special dividends per share	0.210	—	—	—	—	0.210	—
Total dividends per share	$0.495	$0.285	$0.285	$0.240	$0.240	$1.305	$0.945
FFO payout ratio (1)	48%	48%	53%	48%	60%	49%	52%
FAD payout ratio (1)	50%	49%	58%	48%	83%	51%	66%
Diluted weighted average common shs.	99,905	99,877	99,873	99,775	99,023	99,837	98,954
(1) Excludes the special dividend of $0.21 per share paid on January 15, 2016 to holders of record on December 31, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2015, except for Net Operating Income ("NOI") which is for the year ended December 31, 2015, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Debt
Charlotte	Charlotte, NC	50.0%	397,837	$44.0	$7.1	$45.0

Columbus (1)	Columbus, OH	50.0%	—	25.7	—	—

Galveston/Houston	Texas City, TX	50.0%	352,705	32.2	4.9	32.5

National Harbor	National Harbor, MD	50.0%	338,786	50.8	5.5	43.5

RioCan Canada (2)	Various	50.0%	870,209	125.8	6.4	5.7

Savannah (3) (4)	Savannah, GA	50.0%	377,286	96.7	6.5	44.7

Westgate	Glendale, AZ	58.0%	410,664	49.0	6.0	36.0

Wisconsin Dells (5)	Wisconsin Dells, WI	50.0%	N/A	—	0.3	—

Total				$424.2	$36.7	$207.4

(1)	Center is currently under construction.

(2)
Includes a 161,449 square foot center in Bromont, Quebec; a 308,745 square foot center in Cookstown, Ontario; a 284,244 square foot center in Ottawa, Ontario; a 115,771 square foot center in Saint-Sauveur, Quebec; as well as due diligence costs for additional potential sites in Canada.

(3)
Based on capital contribution and distribution provisions in the joint venture agreement, we expect our economic interest in the venture's cash flow to be greater than indicated in the Tanger Ownership column, which states our legal interest in this venture. As of December 31, 2015, based upon the liquidation proceeds we would receive from a hypothetical liquidation of our investment based on depreciated book value, our estimated economic interest in the venture was approximately 98%. Our economic interest may fluctuate based on a number of factors, including mortgage financing, partnership capital contributions and distributions, and proceeds from gains or losses of asset sales.

(4)	Center opened on April 16, 2015.

(5)	In February 2015, we closed on the sale of our equity interest in the joint venture in Wisconsin Dells.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Non-GAAP Pro Rata Balance Sheet and Income Statement
The following pro rata information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and income statement data reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table above entitled, “Unconsolidated Joint Venture Information.” The amounts shown in the column labeled “Consolidated” were prepared on a basis consistent with the Company’s consolidated financial statements as filed with the SEC on the most recent Form 10-Q or 10-K, as applicable. The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table above entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial statements has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.
Because of these limitations, the pro rata balance sheet and income statement should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Non-GAAP Pro Rata Balance Sheet as of December 31, 2015 (dollars in thousands)

		Non-GAAP Pro Rata Adjustments
	Consolidated	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures	Non-GAAP Pro Rata Balance Sheet
ASSETS
Rental property
Land	$240,267	$—	$54,726	$294,993
Buildings, improvements and fixtures	2,249,417	(160)	334,896	2,584,153
Construction in progress	23,533	—	31,549	55,082
	2,513,217	(160)	421,171	2,934,228
Accumulated depreciation	(748,341)	—	(32,068)	(780,409)
Total rental property, net	1,764,876	(160)	389,103	2,153,819
Cash and cash equivalents	21,558	—	15,386	36,944
Restricted cash	121,306	—	—	121,306
Investments in unconsolidated joint ventures	201,083	(426)	(200,657)	—
Deferred lease costs and other intangibles, net	127,089	—	9,819	136,908
Deferred debt origination costs, net	11,882	—	2,287	14,169
Prepaids and other assets	78,913	—	4,931	83,844
Total assets	$2,326,707	$(586)	$220,869	$2,546,990
LIABILITIES AND EQUITY
Liabilities
Debt
Senior, unsecured notes, net of discounts	$794,253	$—	$—	$794,253
Unsecured term loans, net of discounts	267,419	—	—	267,419
Mortgages payable, including premiums	311,834	—	207,382	519,216
Unsecured lines of credit	190,300	—	—	190,300
Total debt	1,563,806	—	207,382	1,771,188
Accounts payable and accruals	97,396	—	16,028	113,424
Deferred financing obligation	28,388	—	—	28,388
Other liabilities	31,085	—	(2,541)	28,544
Total liabilities	1,720,675	—	220,869	1,941,544
Commitments and contingencies	—	—	—	—
Equity
Tanger Factory Outlet Centers, Inc.
Common shares	959	—	—	959
Paid in capital	806,379	—	—	806,379
Accumulated distributions in excess of net income	(195,486)	—	—	(195,486)
Accumulated other comprehensive income	(36,715)	—	—	(36,715)
Equity attributable to Tanger Factory Outlet Centers, Inc.	575,137	—	—	575,137
Equity attributable to noncontrolling interests
Noncontrolling interests in Operating Partnership	30,309	—	—	30,309
Noncontrolling interest in other consolidated partnerships	586	(586)	—	—
Total equity	606,032	(586)	—	605,446
Total liabilities and equity	$2,326,707	$(586)	$220,869	$2,546,990

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Non-GAAP Pro Rata Statement of Operations year to date December 31, 2015 (dollars in thousands)

		Non-GAAP Pro Rata Adjustments
	Consolidated	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures	Non-GAAP Pro Rata Statement of Operations
REVENUES
Base rentals	$289,688	$(13)	$37,131	$326,806
Percentage rentals	10,157	—	2,036	12,193
Expense reimbursements	126,468	(7)	19,383	145,844
Management, leasing and other services	5,426	—	—	5,426
Other income	7,630	—	1,498	9,128
Total revenues	439,369	(20)	60,048	499,397
EXPENSES
Property operating	146,503	(5)	23,071	169,569
General and administrative	44,469	—	302	44,771
Acquisition costs	—	—	—	—
Abandoned pre-development costs	—	—	—	—
Depreciation and amortization	103,936	(6)	19,964	123,894
Total expenses	294,908	(11)	43,337	338,234
Operating income	144,461	(9)	16,711	161,163

OTHER INCOME/(EXPENSE)
Interest expense	(54,188)	3	(5,330)	(59,515)
Gain on sale of assets and interests in unconsolidated entities	120,447	—		120,447
Other nonoperating income (expense)	(36)	461	11	436
Income before equity in earnings of unconsolidated joint ventures	210,684	455	11,392	222,531
Equity in earnings of unconsolidated joint ventures	11,484	(92)	(11,392)	—
Net income	222,168	363	—	222,531
Noncontrolling interests in Operating Partnership	(11,331)	—	—	(11,331)
Noncontrolling interests in other consolidated partnerships	363	(363)	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	211,200	—	—	211,200
Allocation to participating securities	(2,408)	—	—	(2,408)
Net income available to common shareholders	$208,792	$—	$—	$208,792

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

External Growth Pipeline Summary as of December 31, 2015

Project/Market	Projected Opening	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Total Construction Loan (millions)	Amount Drawn (millions)	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield (1)

Under construction:
New Developments
Columbus, OH (2)	June 2016	355	$94.9	$41.2	50%	$—	$—	$26.9	10.0% - 11.0%
Daytona Beach, FL	Holiday 2016	352	91.2	14.6	100%	—	—	76.6	9.5% - 10.5%
Total New Developments		707	$186.1	$55.8		$—	$—	$103.5	10.3%

(1)
While actual yields for individual projects may vary, the company's current targeted stabilized yield on estimated total net cost for development projects is 9% - 11% in the United States and 7% - 9% in Canada. Weighted average projected stabilized yields for projects under construction are calculated using the midpoint of the projected stabilized yield disclosed for each project, or the midpoint of the company's targeted stabilized yield for projects labeled TBD.

(2)			Partners currently plan to initially fund the project with equity, but may secure mortgage financing upon stabilization.
The company's estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated total construction loan, estimated future Tanger capital requirement and projected stabilized yield for new development and expansion projects are subject to adjustment prior to and during the development process. Estimated total net cost shown net of outparcel sales and public financing. There are risks inherent to real estate development, some of which are not under the direct control of the company. Please refer to the company's filings with the Securities and Exchange Commission on Form10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Debt Outstanding Summary (dollars in thousands)

As of December 31, 2015
	Principal Balance	Stated Interest Rate	Effective(1) Interest Rate	Maturity Date
Unsecured debt:
Unsecured lines of credit (2)	$190,300	LIBOR + 0.90%		10/29/2019
2020 Senior unsecured notes	300,000	6.125%	6.219%	6/1/2020
2023 Senior unsecured notes	250,000	3.875%	4.076%	12/1/2023
2024 Senior unsecured notes	250,000	3.75%	3.819%	12/1/2024
Unsecured term loan (3)	250,000	LIBOR + 1.05%		2/23/2019
Unsecured term note	7,500	LIBOR + 1.30%		8/28/2017
Unsecured note	10,000	1.50%	3.153%	6/30/2016
Net debt discounts	(5,828)
Total unsecured debt	$1,251,972
Secured mortgage debt:
Atlantic City, NJ (including premium of $3,293) (4)	$46,605	5.14% - 7.65%	5.05%	11/15/2021 - 12/8/2026
Deer Park, NY (net of discount of $845) (5)	149,155	LIBOR + 1.50%		8/30/2018
Foxwoods, CT (6)	70,250	LIBOR + 1.65%		12/5/2017
Southaven, MS (7)	45,824	LIBOR + 1.75%		4/29/2018
Total secured mortgage debt	$311,834
Tanger's share of unconsolidated JV debt:
Charlotte (8)	$45,000	LIBOR + 1.45%		11/24/2018
Galveston/Houston (9)	32,500	LIBOR + 1.50%		7/1/2017
National Harbor (10)	43,500	LIBOR + 1.65%		11/13/2019
RioCan Canada (including premium of $303) (11)	5,665	5.75%	4.18%	5/10/2020
Savannah (12)	44,757	LIBOR + 1.65%		5/21/2017
Westgate (13)	35,960	LIBOR + 1.75%		6/27/2017
Total Tanger's share of unconsolidated JV debt	$207,382

(1)
The effective interest rate excludes interest rate swap agreements we entered into, in October 2013, to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. The interest rate swap agreements fix the base LIBOR rate at an average of 1.30% through August 14, 2018.

(2)
The company has an unsecured, syndicated credit line with a borrowing capacity totaling $500.0 million and a separate cash management line of credit with a borrowing capacity of $20.0 million with one of the participants in the syndication. In October 2015, we closed on amendments to our unsecured lines of credit, extending the maturity, and reducing our interest rate. The maturity date of these facilities was extended from October 2017 to October 2019 with the ability to further extend the maturity date for an additional year at our option. The interest rate was reduced from LIBOR + 1.00% to LIBOR + 0.90% based on our current credit rating and the maximum borrowings to which the syndicated line could be increased through an accordion feature in certain circumstances was increased from $750.0 million to $1.0 billion. Loan origination costs associated with the amendments totaled approximately $2.0 million. Facility fees of 15 basis points annually are charged in arrears based on the full amount of the commitment.

(3)	On July 2, 2014, the credit agreement for the unsecured term loan due February 23, 2019 was amended and restated to change the interest rate from LIBOR + 1.60% to LIBOR + 1.05%.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

(4)	Represents mortgages assumed in the acquisitions of various properties.

(5)
On August 30, 2013, as part of the acquisition of a controlling interest in Deer Park, we assumed an interest-only mortgage loan that has a five year term and carries an interest rate of LIBOR + 1.50%. On January 28, 2016, we repaid the the mortgage loan in full.

(6)
In December 2014, the consolidated joint venture closed on a mortgage loan with the ability to borrow up to $70.3 million. The loan initially matures on December 5, 2017, with two one -year extension options.

(7)
In April 2015, the consolidated joint venture closed on a mortgage loan with the ability to borrow up to $60.0 million. The loan initially matures on April 29, 2018, with one two-year extension option. As of December 31, 2015 the balance on the loan was $45.8 million. The additional $14.2 million is available to fund the remaining construction costs to complete the center which opened in November 2015.

(8)
In November 2014, the joint venture closed on a mortgage loan of $90.0 million. The loan initially matures on November 24, 2018, with one one -year extension option. As of December 31, 2015, the balance on the loan was $90.0 million.

(9)
In July 2013, the joint venture closed on a mortgage loan with the ability to borrow up to $70.0 million with a maturity date of July 1, 2017 and the option to extend the maturity for one additional year. As of December 31, 2015, the balance on the loan was $65.0 million. The additional $5.0 million is available for future expansion.

(10)
In November 2014, the joint venture amended the initial construction loan to increase the amount available to borrow from $62.0 million to $87.0 million and extended the maturity date until November 13, 2019. As of December 31, 2015, the balance on the loan was $87.0 million.

(11)
Represents the mortgage assumed related to the acquisition of the Saint-Sauveur, Quebec property by the RioCan co-owners in November 2012. The mortgage has a principal balance of $10.7 million and matures on May 10, 2020.

(12)
In May 2014, the joint venture closed on a construction loan with the ability to borrow up to $97.7 million. In September 2015, the loan maximum borrowing amount was increased to $100.9 million. The construction loan has a maturity date of May 21, 2017, with two options to extend the maturity date each for one additional year. As of December 31, 2015, the balance on the loan was $89.5 million. The additional $11.4 million is available for construction of the approximately 42,000 square foot expansion that is currently in progress.

(13)
In May 2014, the joint venture amended and restated the initial construction loan to increase the amount available to borrow from $48.3 million to $62.0 million. The amended and restated loan had a maturity date of June 27, 2015. On April 1, 2015, the joint venture exercised the option to extend the maturity date of the loan to June 27, 2017. As of December 31, 2015, the balance on the loan was $62.0 million.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Future Scheduled Principal Payments (dollars in thousands)

As of December 31, 2015
Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2016	$12,842	$245	$13,087
2017	80,758	113,477	194,235
2018 (1)	199,008	45,275	244,283
2019 (2)	443,669	43,791	487,460
2020	303,566	4,291	307,857
2021	5,793	—	5,793
2022	4,436	—	4,436
2023	254,768	—	254,768
2024	255,140	—	255,140
2025	1,501	—	1,501
2026 & thereafter	5,705	—	5,705
	$1,567,186	$207,079	$1,774,265
Net Discount on Debt	(3,380)	303	(3,077)
	$1,563,806	$207,382	$1,771,188

(1)	On January 28, 2016, we repaid the $150.0 million mortgage loan associated with our Deer Park outlet center.

(2)	Includes balances of $190.3 million outstanding under the company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)

As of December 31, 2015
	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	49%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	10%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	181%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.23	Yes

(1)
For a complete listing of all debt covenants related to the company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015

Investor Information

Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2015